EXHIBIT 3.36(a)
AMENDMENT NO. 1 TO
OPERATING AGREEMENT FOR
AZTAR INDIANA GAMING COMPANY, LLC
     WHEREAS, Aztar Indiana Gaming Company, LLC (the “Company”) and Aztar Indiana Gaming Corporation, as the sole member of the Company (the “Original Member”), entered into an Operating Agreement for the Company, effective as of July 15, 1999 (the “Operating Agreement”).
     WHEREAS, effective as of December 31, 1999, as a result of a restructuring of the riverboat operations of Aztar Corporation, the Original Member has contributed to the capital of Aztar Riverboat Holding Company, LLC (the “New Member”) all of the Original Member’s Interest and Units in the Company.
     NOW THEREFORE, the parties agree as follows:
1.	Effective as of December 31, 1999, the Original Member is no longer a member of the Company.

2.	Effective as of December 31, 1999, the New Member shall be admitted as the sole member of the Company, the New Member shall be treated for all purposes as having contributed to the Company all of the contributions previously made by the Original Member, and the New Member shall receive credit for, and be treated for all purposes as having succeeded to, the Original Member’s Capital Account with respect to the Company.

3.	The New Member accepts and assumes all of the terms and conditions of the Operating Agreement effective as of December 31, 1999, and agrees to execute the Operating Agreement in its capacity as the sole member of the Company.

4.	Exhibit A to the Operating Agreement shall be amended as of December 31, 1999 to reflect the New Member as the sole member of the Company.
     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 this                      day of December, 1999, to be effective as of December 31, 1999.

“COMPANY”

AZTAR INDIANA GAMING COMPANY, LLC

By:	/s/ Nelson W. Armstrong
Printed:	Nelson W. Armstrong Jr.
Title:	Vice President and Secretary

“ORIGINAL MEMBER”

AZTAR INDIANA GAMING CORPORATION

By: Printed:	/s/ Nelson W. Armstrong Nelson W. Armstrong Jr.
Title:	Vice President and Secretary

“NEW MEMBER”

AZTAR RIVERBOAT HOLDING COMPANY, LLC

By:	/s/ Nelson W. Armstrong
Printed:	Nelson W. Armstrong Jr.
Title:	Vice President and Secretary